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                                                                    EXHIBIT 99.2


(CENTRAL PARKING CORPORATION LOGO)
                                                                            NEWS

             2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TN 37212
                       (615) 297-4255 FAX: (615) 297-6240



Investor Contact:     Jeff Heavrin
                      Senior Vice President and Chief Financial Officer
                      (615) 297-4255
                      jheavrin@parking.com

                  CENTRAL PARKING ANNOUNCES NEW STRATEGIC PLAN
                             ----------------------
                            MANAGEMENT REORGANIZATION
                             ----------------------
                  PLANS TO CONDUCT A DUTCH AUCTION TENDER OFFER

NASHVILLE, TENN. (AUG. 3, 2005) - Central Parking Corporation (NYSE: CPC) today announced a new strategic plan designed to improve profitability. The Company also announced changes in senior management and plans to conduct a "Dutch Auction" tender offer.

STRATEGIC PLAN
The Company's new strategic plan is designed to streamline operations and focus on core competencies and key markets with the greatest potential for growing profits. The plan includes the following components:

    o EXIT MARGINAL AND LOW GROWTH MARKETS (CITIES AND COUNTRIES) - As a key component of its strategy to reduce costs and become more focused on high-growth markets, the Company plans to divest operations in up to 15 cities in the United States and up to eight foreign countries. Most of the operations to be divested in the United States are in small to medium-sized markets that management believes have limited growth potential. The Company intends to maintain a strong presence and focus its growth in the major metropolitan areas throughout the United States. Internationally, the operations to be divested are primarily in countries in which the Company has a small market share and significant barriers to growth. The Company intends to seek buyers for the operations to be divested and the sale process is expected to take up to 12 months. The operations that the Company plans to divest represent less than 4% of revenues. In addition to reducing costs at the local level, these divestitures will enable the Company to reduce general and administrative costs by over 10% at the regional and corporate levels.

    o REDUCE THE NUMBER OF MARGINAL AND UNPROFITABLE OPERATING AGREEMENTS - In its remaining markets, the Company intends to improve profit margins by reducing the number of marginal and unprofitable operating agreements and focus on fewer but more profitable locations. The Company will continue its successful program of eliminating unprofitable leases through renegotiation, operational improvements and selective buyouts. Low-margin management agreements and leases will be targeted for renegotiation or termination, and corresponding reductions will be made in general and administrative costs as locations are eliminated.

    o TARGET NATIONAL ACCOUNTS AND OTHER MARKET SEGMENTS WITH HIGH GROWTH POTENTIAL - The Company intends to place more focus on national accounts and other specialized parking market segments,



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         including stadiums and arenas, airports, on-street and hospitality valet. The Company believes there are significant opportunities to gain additional market share in these segments. Additional resources will be dedicated to these specialized markets, including the addition of a senior-level executive to lead the Company's national accounts program. A senior-level manager already has been named to focus on the stadium and arena market segment. In addition, the Company's USA Parking subsidiary, which is focused on the high-end hospitality industry, will expand its marketing activities outside of its traditional home base of Florida. The Company will continue to focus on expanding its share of the airport parking segment and plans to leverage its substantial on-street experience and systems in the United Kingdom to grow its on-street business in the U.S.

    o RE-EMPHASIZE THE IMPORTANCE OF CLIENT RELATIONSHIPS IN RETAINING AND GROWING THE MANAGEMENT CONTRACT SEGMENT - The Company intends to re-emphasize the importance of developing and maintaining strong client relationships at the local, regional and national levels through new training initiatives and incentives with the primary goals of improving the Company's management contract retention rates and increasing its share of the management contract business.

    o EXPAND THE OPERATIONAL EXCELLENCE INITIATIVE COMPANY-WIDE - The Company will dedicate additional resources to its Operational Excellence initiative to expand its operational audit and training programs on a Company-wide basis and add Operational Excellence managers in several key markets. The Company also intends to modify its local and regional bonus plans to focus on margin improvement. The focus of this initiative is to maximize revenues, improve margins and increase profits at the location level.

    o INCREASE INVESTMENT IN TECHNOLOGY TO REDUCE COSTS AND IMPROVE OPERATIONAL EFFICIENCIES - The Company plans to invest up to $10 million over the next two years to deploy additional technology at the lot level, including automated pay stations and other revenue collection technology. In addition, the Company will continue to automate more field and corporate accounting processes. Management believes this investment will streamline payment processing, improve timeliness of reporting and drive operational efficiencies. The Company also intends to invest in improvements to its industry-leading proprietary solutions for management clients.

    o CONTINUE TO PURSUE OPPORTUNISTIC SALES OF REAL ESTATE - The Company plans to continue its previously announced strategy of pursuing opportunistic sales of real estate in situations where the Company can achieve a purchase price that represents a substantial multiple to earnings.

"This new strategic plan is designed to capitalize on Central Parking's brand, experience and relationships to grow the profits of the Company," said Emanuel Eads, President and Chief Operating Officer. "This plan recognizes that bigger is not necessarily better. We intend to become a leaner organization that is more focused on those geographic markets and market segments with the greatest potential for profit growth. Our renewed emphasis on strong client relationships and providing value-added services to our clients also will play an important part in growing profits."

Eads added, "We are moving ahead to implement this plan immediately but it is important to understand that it will take 9 to 12 months to fully implement all aspects of the plan, and we will not begin to see the benefits of many of these changes until the second half of fiscal 2006."


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MANAGEMENT REORGANIZATION
The Company also announced that Emanuel Eads, age 54, who has served as President and Chief Operating Officer since May 2003, has been named President and Chief Executive Officer, effective immediately. Monroe Carell, Jr., Chairman and Chief Executive Officer, will become Executive Chairman of the Board of Directors. In his new role, Mr. Carell will continue to be involved in all strategic aspects of the business and will lead the Company's efforts to re-emphasize the importance of client relationships.

"Emanuel Eads has done an outstanding job as President and Chief Operating Officer and is uniquely qualified to serve as Chief Executive Officer of the Company," said Mr. Carell. "With more than 30 years of experience with the Company, Mr. Eads has worked at every level in the organization and is recognized as one of the most respected leaders in the parking industry."

Two of the Company's senior vice presidents, Alan Kahn, age 44, and Gregory Stormberg, age 44, have been promoted to the newly created position of Executive Vice President, reporting to Mr. Eads. Under the new management structure, the position of Chief Operating Officer has been eliminated. In addition to their current responsibilities, Mr. Kahn will oversee the international operations and Mr. Stormberg will have direct responsibility for New York City.

DUTCH AUCTION TENDER OFFER
The Company also announced that it intends to commence a modified "Dutch Auction" tender offer to purchase up to approximately 12% of its common stock. The final number of shares, timing, the price range and other details of the offer will be determined on the date the tender offer is commenced. The Company expects to finance the purchase of the shares from cash proceeds from property sales and from the Company's credit facility. The credit facility will require certain changes in order to conduct a tender offer of the size being considered, and the Company is seeking the requisite approvals from its bank group.

Monroe J. Carell, Jr., has advised the Company that neither he nor other members of the Carell family intend to tender any of their shares in the event the Company proceeds with the tender offer that is under consideration.

The Company currently expects to commence the tender offer in the near term, but there can be no assurance that the Company will commence a tender offer nor any assurances regarding the number of shares, timing, price range or other details of any such tender offer.

Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. As of June 30, 2005, the Company operated more than 3,400 parking facilities containing more than 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain, Greece and Italy.


This press release contains historical and forward-looking information. The words "believe," "currently expects,' "expects," expectations," "estimates," "anticipates," "guidance," "goal," "outlook," "assumptions," "intend," "plan," "continue to expect," "should," "project," "objective," "outlook," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the




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goals described in this release and other communications, including but not limited to, the Company's ability to maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2004, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Securities and Exchange Commission and other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.



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